Exhibit 10.4

Execution Copy

STOCKHOLDER VOTING AGREEMENT

This Stockholder Voting Agreement (this “Agreement”) is made and entered into as of March 14, 2018, by and among Akcea Therapeutics, Inc. a Delaware corporation (the “Company”), having its principal place of business at 55 Cambridge Parkway, Suite 100, Cambridge, MA 02142, and Novartis Pharma AG, a company organized under the laws of Switzerland (the “Stockholder”), having its principal place of business at Lichtstrasse 35, 4002 Basel, Switzerland.  The Company and Stockholder each may be referred to herein individually as a “Party”, or collectively as the “Parties”.

RECITALS

A.          Concurrently with the execution and delivery hereof, the Company and Ionis Pharmaceuticals, Inc., a Delaware corporation (“Ionis”), having its principal place of business at 2855 Gazelle Court, Carlsbad, CA 92010, are entering into a commercialization, collaboration and license agreement (the “License Agreement”) and a stock purchase agreement (the “Stock Purchase Agreement”) and the other documents and instruments to be executed and delivered in connection herewith (collectively, the “Transaction Documents”), which provide, among other things, for the Company to hold a special meeting (the “Meeting”) of holders of shares of common stock, par value $0.001, of the Company (the “Common Stock”), which, for purposes of this Agreement, includes any adjournment or postponement thereof, to (a) approve the Stock Purchase Agreement, the License Agreement and the transactions contemplated thereunder by the receipt of the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock other than Ionis and its affiliates (the “Interested Stockholders”), which shall exclude a vote of any of Akcea’s directors and officers, (b) approve the issuance of the shares of Common Stock pursuant to the Transaction Documents to Ionis as required by and in accordance with Nasdaq Listing Rule 5635 by a majority of the total votes of the issued and outstanding Common Stock cast on the proposal, which is conditioned upon the approval of clause (a) above, (c) approve an amendment to the certificate of incorporation of the Company to increase the authorized number of shares of Common Stock by holders of a majority of the issued and outstanding Common Stock, which is conditioned upon the approval of clause (a) above, and (d) approve an adjournment of the Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of any of the proposals in clauses (a) to (c) by the holders of a majority of the Common Stock present in person or represented by proxy at the Meeting.

B.          Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of such number of shares of each such class of capital stock of the Company as is indicated on the signature page of this Agreement.

NOW, THEREFORE, intending to be legally bound, the Parties hereby agree as follows:

1.          Certain Definitions.

For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Amended and Restated Investor Rights Agreement” means that certain Amended and Restated Investor Rights Agreement, dated the date hereof, by and between Akcea and Ionis.

“Amended and Restated Services Agreement” means that certain Amended and Restated Services Agreement, dated the date hereof, by and between Akcea and Ionis.

“Applicable Law(s)” means, with respect to any person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order or other similar requirement enacted, issued, entered, adopted, promulgated or applied by a Governmental Entity (as defined below) that is binding upon or applicable to such person, as the same may be amended from time to time unless expressly specified otherwise in this Agreement.

“Business Day” means any day, other than Saturday, Sunday or any statutory holiday or bank holiday in the United States.

“Company Proposals” means proposals for the (a) approval of the Stock Purchase Agreement, the License Agreement, the Amended and Restated Investor Rights Agreement, the Amended and Restated Services Agreement and the transactions contemplated thereunder by the receipt of the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock other than the Interested Stockholders, which shall exclude a vote of any of Akcea’s directors and officers, (b) approval of the issuance of the shares of Common Stock to Ionis pursuant to the Transaction Documents as required by and in accordance with Nasdaq Listing Rule 5635 by a majority of the total votes of the issued and outstanding Common Stock cast on the proposal, which is conditioned upon the approval of clause (a) above, (c) approval of an amendment to the certificate of incorporation of the Company to increase the authorized number of shares of Common Stock by holders of a majority of the issued and outstanding Common Stock, which is conditioned upon the approval of clause (a) above, and (d) approval of an adjournment of the Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of any of the proposals in clauses (a) to (c) by holders of a majority of the Common Stock present in person or represented by proxy at the Meeting.

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

“Governmental Entity” means domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“Shares” means (i) all shares of capital stock of the Company owned, beneficially or of record, by Stockholder as of the date hereof, and (ii) all additional shares of capital stock of the Company acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 6 below).

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation, or suffrage of a lien, security interest, or encumbrance in or upon, or the gift, grant, or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title, or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale, or other disposition, and each agreement, arrangement, or understanding, whether or not in writing, to effect any of the foregoing.

2.          Transfer and Voting Restrictions.

(a)         At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined in Section 6 below), Stockholder shall not Transfer or suffer a Transfer of any of the Shares.

(b)         Except as otherwise permitted by this Agreement or as required by an order of a court of competent jurisdiction, Stockholder shall not commit any act that could restrict or affect Stockholder’s legal power, authority, and right to vote all of the Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of its obligations under this Agreement.  Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Stockholder shall not enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust, or otherwise enter into any agreement or arrangement with any Person limiting or affecting Stockholder’s legal power, authority, or right to vote the Shares in favor of the approval of the Company Proposals.  For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

3.          Agreement to Vote Shares.

(a)         Prior to the Expiration Date, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote in favor of the Company Proposals.

(b)         If Stockholder is the beneficial owner, but not the record holder, of the Shares, Stockholder shall take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

4.          Grant of Irrevocable Proxy.

(a)         Stockholder hereby irrevocably appoints the Company and each of its executive officers or other designees (the “Proxyholders”), as Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), and grants to the Proxyholders full authority, for and in the name, place, and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Proxyholders, with respect to any proposed adjournments or postponements of any meeting of stockholders of the Company at which any of the matters described in Section 3 hereof are to be considered.

(b)         Stockholder hereby revokes any proxies heretofore given by Stockholder in respect of the Shares.

(c)         Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Transaction Documents, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement.  Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest, is intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law, and may under no circumstances be revoked.  The irrevocable proxy granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, or incapacity of Stockholder.

(d)         The Proxyholders may not exercise this irrevocable proxy on any matter except as provided above in Section 3.  Stockholder may vote the Shares on all other matters.

5.          Representations and Warranties.

(I) Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to the Company as follows:

(a)         Stockholder (i) is the beneficial or record owner of the shares of capital stock of the Company indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects, or encumbrances; (ii) does not beneficially own any securities of the Company other than the shares of capital stock set forth on the signature page of this Agreement; and (iii) has no rights to purchase shares of capital stock of the Company.

(b)         As of the date hereof and for so long as this Agreement remains in effect, Stockholder has not (i) entered into any voting agreement with any Person with respect to any of the Shares, (ii) granted any Person any proxy or power of attorney with respect to any of the Shares, (iii) deposited any of the Shares in a voting trust, or (iv) entered into any arrangement or agreement with any Person limiting or affecting Stockholder’s legal power, authority, or right to vote the Shares on any matter, in any of (i) to (iv), where doing so would affect, in any material respect, Stockholder’s obligations or the Company’s rights under this Agreement.

(c)         This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms.  The execution and delivery of this Agreement and the performance by Stockholder of the agreements and obligations hereunder shall not (i) violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of the Stockholder, (ii) contravene, conflict with or result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Stockholder to or by which Stockholder is a party or bound, (iii) require any consent, approval, authorization, or permit of, or action by, or filing with or notification to any Governmental Entity on the part of the Stockholder or (iv) violate any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction or decree of any Governmental Entity under which Stockholder (or any of Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict, or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform Stockholder’s obligations under this Agreement, render inaccurate any of the representations made herein or delay the consummation of the transactions contemplated by the Transaction Documents.

(d)         With respect to the Stockholder, as of the date hereof, there are no actions, suits or proceedings pending against, or, to the actual knowledge of the Stockholder, threatened in writing against the Stockholder or any of the Stockholder’s properties or assets (including any Shares owned by the Stockholder) before or by any Governmental Entity that could reasonably be expected to prevent or materially delay or impair the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise materially impair the Stockholder’s ability to perform its obligations hereunder.

(II) Representations and Warranties of Company.  The Company hereby represents and warrants to the Stockholder as follows:

(a)         This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.  The execution and delivery of this Agreement and the performance by the Company of the agreements and obligations hereunder shall not (i) violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of the Company, (ii) contravene, conflict with or result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Company to or by which the Company is a party or bound, (iii) require any consent, approval, authorization, or permit of, or action by, or filing with or notification to any Governmental Entity on the part of the Company, except for (A) any filings required to be made with the Securities and Exchange Commission or otherwise under federal or state securities laws and (B) any required filings or notifications with the Nasdaq Global Select Market or (iv) violate any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction or decree of any Governmental Entity under which the Company (or any of the Company’s assets) is subject or bound, except for any such breach, violation, conflict, or default which, individually or in the aggregate, would not impair or adversely affect the Company’s ability to perform the Company’s obligations under this Agreement, render inaccurate any of the representations made herein or delay the consummation of the transactions contemplated by the Transaction Documents.

(b)         With respect to the Company, as of the date hereof, there are no actions, suits or proceedings pending against, or, to the actual knowledge of the Company, threatened in writing against the Company or any of the Company’s properties or assets before or by any Governmental Entity that could reasonably be expected to prevent or materially delay or impair the consummation by the Company of the transactions contemplated by this Agreement or otherwise materially impair the Company’s ability to perform its obligations hereunder.

6.          Termination.  This Agreement shall terminate and be of no further force or effect whatsoever on such date (the “Expiration Date”) as of the earlier of (a) the date and time that the Stock Purchase Agreement has been validly terminated pursuant to its terms or (b) the date of the Closing (as defined in the Stock Purchase Agreement); provided, however, that (i) Section 7 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve Stockholder from any liability for any inaccuracy in or breach of any representation, warranty, or covenant contained in this Agreement.

7.          Miscellaneous Provisions.

(a)         Governing Law and Exclusive Jurisdiction.  This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to any rules of conflicts of laws.  In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the Parties:  (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 7(a), (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 7(e) of this Agreement.

(b)         Counterparts.  This Agreement may be signed in two counterparts, both of which will be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via electronic mail in PDF format will be treated as original signatures.

(c)         Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, such adjudication will not affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions will remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part. The Parties shall each use good faith, reasonable efforts to replace the illegal, invalid or unenforceable provision with a legal, valid and enforceable provision that achieves similar economic and non-economic effects as the severed provision, in each case as permitted by and to the extent consistent with Applicable Law.

(d)         Entire Agreement; Modifications.  This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof, and all prior agreements, understanding, promises and representations, whether written or oral, with respect to the subject matter hereof are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein.  No amendment, modification, release or discharge will be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.  Stockholder hereby waives, provides any necessary consent under and/or amends, as necessary, any provision of any pre-existing agreement between Stockholder and the Company to the extent any provision or transaction contained in or contemplated by any Transaction Document contradicts, requires a consent under or would otherwise violate or breach or contravene any such agreement.

(e)         Notices.  Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (receipt verified), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to the Company, addressed to:	Akcea Therapeutics, Inc.
55 Cambridge Parkway, Suite 100
Cambridge, MA 02142
Attention: Chief Executive Officer
Fax: 760-602-1855

with a copy to:	Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, MA 02199
Attention: David McIntosh & Christopher Comeau

If to Stockholder, addressed to:	Novartis Pharma AG
Lichtstrasse 35
4002 Basel, Switzerland
Attention: General Counsel
Fax: 41613247399

or to such other address for such Party as it will have specified by like notice to the other Party; provided that notices of a change of address will be effective only upon receipt thereof.  If delivered personally or by facsimile transmission, the date of delivery will be deemed to be the date on which such notice or request was given.  If sent by overnight express courier service, the date of delivery will be deemed to be the next Business Day after such notice or request was deposited with such service.  If sent by certified mail, the date of delivery will be deemed to be the third Business Day after such notice or request was deposited with the U.S. Postal Service.

(f)         Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the Parties and their successors and assigns.  The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Stockholder, and Stockholder will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, provided that Stockholder may assign this Agreement together with all of the Shares to any successor corporation resulting from any merger, consolidation, share exchange or other similar transaction.

(g)        Third Party Beneficiaries.  This Agreement is intended for the benefit of the Parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(h)        Further Actions.  Each Party will execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement. Stockholder hereby agrees that the Company may publish and disclose Stockholder’s identity, its ownership of Shares and the nature of Stockholder’s commitments, arrangements, and understandings under this Agreement in a proxy statement (including any amendments, exhibits, documents and/or schedules filed with the Securities and Exchange Commission (the “SEC”)) or other SEC filing relating to the Company Proposals, and may further file this Agreement as an exhibit to the proxy statement or in any other filing made by the Company with the SEC relating to the Company Proposals. Stockholder agrees to notify the Company promptly of any additional shares of capital stock of the Company of which Stockholder becomes the record or beneficial owner after the date of this Agreement.

(i)         Construction of Agreement.  The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

(j)         Injunctive Relief.  Notwithstanding anything to the contrary in this Agreement, each Party will be entitled to seek from any court of competent jurisdiction, in addition to any other remedy it may have at law or in equity, injunctive or other equitable relief in the event of an actual or threatened breach of this Agreement by the other Party, without the posting of any bond or other security, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding.  The Parties agree that in the event of a threatened or actual material breach of this Agreement injunctive or equitable relief would be an appropriate remedy.

(k)        Waiver.  Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term.

(l)          Interpretation.  Except as otherwise explicitly specified to the contrary, (a) references to a section means a section of this Agreement, unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) the words “shall” and “will” have the same meaning, (d) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (e) words in the singular or plural form include the plural and singular form, respectively, (f) references to a particular person include such person’s successors and assigns to the extent not prohibited by this Agreement, (g) unless otherwise specified, “$” is in reference to United States dollars, and (h) the headings contained in this Agreement, in any exhibit or schedule to this Agreement are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

(m)        WAIVER OF JURY TRIAL.  EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Execution Copy

IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed as of the date first above written.

STOCKHOLDER: Novartis Pharma AG

By:	/s/ Marc Ceulemans
Name:	Marc Ceulemans
Title:	Head, Strategic Venture Capital Fund & Pharma Equities

Address:
Lichtstrasse 35
4002, Basel, Switzerland

By:	/s/Philipp Lievre
Name:	Philip Lievre
Title:	Alliance Management

Address:
Lichtstrasse 35
4002, Basel, Switzerland

Shares Beneficially owned by Stockholder:

6,250,000 shares of Common Stock

[Signature Page to Stockholder Voting Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COMPANY: Akcea Therapeutics, Inc.

By:	/s/ Paula Soteropoulos
Name:	Paula Soteropoulos
Title:	Chief Executive Officer

[Signature Page to Stockholder Voting Agreement]